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                                                                   EXHIBIT 10.23




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                          SECURITIES PURCHASE AGREEMENT

                                      among

                           THE PURCHASERS NAMED HEREIN

                                       and

                   FIREARMS TRAINING SYSTEMS, INC., as Issuer



                          Dated as of November 13, 1998


                          Preferred Stock and Warrants




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                          SECURITIES PURCHASE AGREEMENT

                  SECURITIES PURCHASE AGREEMENT dated as of November 13, 1998 among FIREARMS TRAINING SYSTEMS, INC., a Delaware corporation (the "Company"), and each of the parties listed on Schedule 1 annexed hereto (each, a "Purchaser," and collectively, the "Purchasers").

                              W I T N E S S E T H :

                  WHEREAS, the Company proposes to issue and sell (i) an aggregate of 18,182 shares (the "Preferred Shares") of its Series A Preferred Stock having the rights, powers, privileges and preferences set forth in the Certificate of Designations thereof attached hereto as Exhibit A (the "Preferred Stock") and (ii) warrants in the form attached hereto as Exhibit B to purchase an aggregate of 2,909,120 shares of the Company's common stock (the "Warrants" and together with the Preferred Shares, the "Purchased Securities"); and

                  WHEREAS, the Purchasers have severally agreed to purchase from the Company the Purchased Securities set forth opposite the name of each such Purchaser on Schedule 1 attached hereto, on the terms and subject to the conditions set forth herein below;

                  NOW, THEREFORE, in consideration of the promises and the covenants hereinafter contained, the parties hereby agree as follows:

                                    ARTICLE I

              AUTHORIZATION, SALE AND TERMS OF SHARES AND WARRANTS

                  SECTION 1.1 THE PREFERRED SHARES. The Company, by all requisite corporate action, has authorized the issuance and sale to the Purchasers of the Preferred Shares and all additional shares of Preferred Stock issuable in respect of dividends thereon (the "Additional Preferred Shares"). The relative powers, preferences and rights and qualifications, limitations and restrictions of the Preferred Stock shall be set forth in the Certificate of Designations thereof attached hereto as Exhibit A (the "Certificate of Designation"). In reliance on the representations and warranties of the Company contained herein and subject to the terms and conditions hereof, the Purchasers agree to purchase the Preferred Shares from the Company, severally and in the amounts set forth on Schedule 1, and the Company agrees to sell the Preferred Shares to the Purchasers.
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                  SECTION 1.2 THE WARRANTS. The Company, by all requisite
corporate action, has authorized the issuance and sale to the Purchasers of the Warrants, all additional warrants issuable in respect of dividends on the Preferred Stock (the "Additional Warrants"), and all shares of common stock of the Company issuable upon exercise of the Warrants and the Additional Warrants. The Warrants and Additional Warrants shall (a) be exercisable for shares of Class B Non-voting Common Stock of the Company on the terms set forth in the form of Warrant attached as Exhibit B hereto and (b) not be transferable separately from the Preferred Stock with which they were issued. In reliance on the representations and warranties of the Company contained herein and subject to the terms and conditions hereof, the Company agrees to issue the Warrants to the Purchasers in the amounts set forth on Schedule 1.

                                   ARTICLE II

                                     CLOSING

                  SECTION 2.1 CLOSING DATE. The closing (the "Closing") of the purchase and sale of the Purchased Securities contemplated hereby shall take place as soon as practicable following such time as all of the conditions set forth in Article V are satisfied or waived (the date of the Closing is hereinafter referred to as the "Closing Date"). The Closing shall be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, or at such other place as agreed to by the Company and the Purchasers.

                  Delivery of the Purchased Securities to be purchased by the Purchasers pursuant to this Agreement shall be made at the Closing by the Company delivering to each Purchaser, against payment of the purchase price therefor, certificates representing the appropriate number of Preferred Shares and Warrants (registered in the name of such Purchaser or such other person which shall be an affiliate of such Purchaser or a nominee of such Purchaser or such affiliate as such Purchaser may have designated in writing to the Company prior to the date hereof). The purchase price for the Purchased Securities shall be the amount set forth opposite each Purchaser's name on Schedule 1 and shall be paid by wire transfer of immediately available funds to the account of the Company specified in writing to the Purchasers prior to the date hereof.

                  SECTION 2.2 FURTHER ASSURANCES. From time to time following the Closing, upon the request of any Purchaser, the Company shall execute and deliver, or cause to be executed and delivered, to such Purchaser such other instruments and take such other action as may be reasonably necessary to more effectively vest in such Purchaser and put the Purchaser in possession of the


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Preferred Shares, the Warrants, the Additional Preferred Shares, the Additional
Warrants and all shares of common stock issuable upon exercise of the Warrants and the Additional Warrants.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  As an inducement to the Purchasers to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants to each of the Purchasers as follows:

                  SECTION 3.1 ORGANIZATION, STANDING AND POWER OF THE COMPANY AND ITS SUBSIDIARIES; HOLDINGS OF THE COMPANY. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and each of the subsidiaries of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and each subsidiary of the Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company and its subsidiaries are duly qualified to transact business and are in good standing as foreign corporations in each jurisdiction where the character of their activities requires such qualification, except where the failure of the Company or its subsidiaries to be so qualified would not cause a material adverse effect on the business, results of operations, condition (financial or otherwise), properties, assets or prospects of the Company and its subsidiaries, taken as a whole ("Material Adverse Change").

                  The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of its subsidiaries free and clear of any liens, encumbrances, equities and claims (other than liens and encumbrances pursuant to the Amended and Restated Credit Agreement, dated as of October 15, 1997, among the Company, FATS, Inc., the lenders named therein, and NationsBank, N.A., as agent; the "Credit Agreement"). All such shares were duly authorized, validly issued and are non-assessable and were not issued or transferred in violation of any preemptive or similar rights.

                  SECTION 3.2 AUTHORITY. The Company has all necessary corporate power and corporate authority to enter into this Agreement and all documents and instruments (including, without limitation, the Purchased Securities) to be executed by the Company in furtherance of the transactions contemplated hereby (collectively, the "Transaction Documents"), and to consummate the transactions contemplated hereby and thereby.



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                  SECTION 3.3 NON-CONTRAVENTION. The execution, delivery, and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby by the Company do not and will not (a) result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (b) violate any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body applicable to the Company or any of its subsidiaries or any of their respective properties or assets, other than such breaches, defaults or violations that are not reasonably expected to impair the ability of the Company to consummate the transactions contemplated by the Transaction Documents. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby do not and will not violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries, as currently in effect. Except as set forth in
Section 3.3 of the Disclosure Letter dated the date hereof from the Company to the Purchasers (the "Disclosure Letter"), no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any government agency or body or self regulatory organization (including, without limitation, the NASD or the NASDAQ Stock Market) applicable to the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of the Transaction Documents or the consummation of the transactions contemplated thereby, including the issuance, sale and delivery of the Purchased Securities to be issued, sold and delivered by the Company hereunder and the issuance of the Additional Preferred Shares, the Additional Warrants, and the issuance of shares of the Company's common stock upon exercise of the Warrants and the Additional Warrants.

                  SECTION 3.4 ENFORCEABILITY OF AGREEMENT. This Agreement has been, and the other Transaction Documents to be executed and delivered by the Company pursuant hereto have been duly and validly authorized by all requisite corporate action on the part of, and executed and delivered by, the Company, and this Agreement is, and such other Transaction Documents when so executed and delivered will be, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency,



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reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The Board of Directors of the Company has unanimously approved, and resolved to take all actions described in, Section 6.4 of this Agreement.

                  SECTION 3.5 SEC REPORTS. The Company has filed all documents required to be filed since January 1, 1996 with the Securities and Exchange Commission (the "Commission") (the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the "Securities Act"), and the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the "Exchange Act"), as the case may be, and none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein, in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  SECTION 3.6 ACCOUNTANTS. Arthur Andersen LLP, who have expressed their opinion with respect to the financial statements and schedules included in the SEC Reports, are independent accountants as required by the Securities Act.

                  SECTION 3.7 FINANCIAL STATEMENTS. (a) The annual audited financial statements of the Company included in the Company's Report on Form 10-K for its fiscal year ending March 31, 1998 (the "10-K") present fairly in all material respects the financial position of the Company, as of the respective date of such financial statements, and the results of operations and changes in cash flows of the Company for the respective periods covered thereby. Such statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, in each case, as certified by the independent accountant named in Section 3.6.

                  (b) The unaudited interim financial statements of the Company included in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1998 (the "10-Q") present fairly in all material respects the financial position of the Company, as of the respective dates of such financial statements, and the results of operations and changes in cash flows of the Company for the respective periods covered thereby. Such statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except for normal year-end adjustments and the omission of certain footnote disclosure.



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                  SECTION 3.8 ABSENCE OF CERTAIN CHANGES. Except as disclosed in
Section 3.8 of the Disclosure Letter, (a) since the date of the latest balance sheet presented in the 10-Q there has been no Material Adverse Change, whether or not arising from transactions in the ordinary course of business, provided that a decline in the trading price of the Company's common stock shall not be deemed to be such a Material Adverse Change if such decline is not attributable to a material adverse change in the business, properties, operations, prospects, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, (b) since the date of the latest balance sheet presented in the 10-Q, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, except for (i) liabilities or obligations which are reflected in the 10-Q; (ii) the transactions contemplated by this Agreement; (iii) contractual liabilities incurred in the ordinary course of business; and (iv) other liabilities that would not cause a Material Adverse Change.

                  SECTION 3.9 CAPITALIZATION. The Company's authorized and outstanding capitalization is set forth in Section 3.9 of the Disclosure Letter. All of the outstanding shares of the Company's capital stock are duly and validly authorized and issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued and are not now in violation of or subject to any preemptive rights. Except as disclosed in the 10-Q, as of the date hereof neither the Company nor any subsidiary has outstanding any warrants or options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, warrants, rights, convertible securities or obligations. There are currently no shares of the Company's preferred stock outstanding.

                  The Purchased Securities, the Additional Preferred Shares, the Additional Warrants and all shares of common stock issuable upon exercise of the Warrants and Additional Warrants have been duly and validly authorized by the Company. When issued, sold and delivered in accordance with this Agreement, the Warrants and the Additional Warrants, the Preferred Shares, the Additional Preferred Shares, and all shares of the Company's common stock issuable upon exercise of the Warrants and Additional Warrants, will be duly and validly issued, fully paid and nonassessable. All of the currently authorized but unissued shares of



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Class B Non-voting Common Stock of the Company have been, and, upon compliance by the Company with its covenants set forth in Section 6.4 hereof, a sufficient number of shares of Class B Non-voting Common Stock will have been, reserved for issuance upon exercise of all Warrants and Additional Warrants; a sufficient number of shares of Class A Common Stock of the Company has been reserved for issuance upon conversion (pursuant to the Company's certificate of incorporation) of all shares of Class B Non-voting Common Stock issuable upon exercise of the Warrants and Additional Warrants; and, except as contemplated by
Section 6.4, no further approval or authority of the stockholders or the Board of Directors of the Company under the Delaware General Corporation Law, the Exchange Act or the rules of the NASDAQ Stock Market will be required for any such issuance. No preemptive rights or other rights to subscribe for or purchase securities exist with respect to the issuance and sale of the Purchased Securities by the Company pursuant to this Agreement or the issuance of common stock upon exercise of all Warrants and Additional Warrants.

                  Except as set forth in Section 3.9 of the Disclosure Letter, no security holder of the Company has any right which has not been satisfied or waived to require the Company to register the sale of any securities owned by such security holder under the Securities Act.

                  SECTION 3.10 ACTIONS. Except as described in Section 3.10 of the Disclosure Letter, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which could reasonably be expected to cause a Material Adverse Change.

                  SECTION 3.11 INVESTMENT COMPANY ACT. Neither the Company nor any of its subsidiaries is (i) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to regulation under the Federal Power Act, the Interstate Commerce Act or any federal or state statute or regulation limiting its ability to consummate the transactions contemplated hereby.

                  SECTION 3.12 REPORTING. The Company is subject to Section 13 of the Exchange Act and is in compliance in all material respects with the provisions of such section.

                  SECTION 3.13 REGISTRATION AND QUALIFICATION. Assuming the accuracy of the representations and warranties made by each of the Purchasers set forth in Article IV hereof, it is not


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necessary in connection with the offer, sale and delivery of the Purchased
Securities to the Purchasers in the manner contemplated by this Agreement to register under the Securities Act the Purchased Securities, the Additional Preferred Shares, the Additional Warrants or the shares of common stock issuable upon exercise of the Warrants and the Additional Warrants.

                  SECTION 3.14 NO LIABILITIES. Neither the Company nor its subsidiaries has any liabilities or obligations (direct or indirect, contingent or absolute, known or unknown, matured or unmatured) of any nature whatsoever, whether arising out of contract, tort, statute or otherwise, except (i) as reflected or reserved against in the latest balance sheet of the Company presented in the 10-Q and not heretofore discharged, (ii) as set forth in
Section 3.14 of the Disclosure Letter, (iii) liabilities incurred in the ordinary course of business since the date of the latest balance sheet presented in the 10-Q, (iv) contractual liabilities incurred in the ordinary course of business, or (v) other liabilities that would not cause a Material Adverse Change.

                  SECTION 3.15 NO DEFAULTS. Except as disclosed in Section 3.15 of the Disclosure Letter, neither the Company nor any of its subsidiaries is in violation or default under any provision of its certificate of incorporation, bylaws or other organizational documents, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist an event of default (as defined in such documents) on the part of the Company or any such subsidiary or any other event or circumstance which, with notice or lapse of time or both, would constitute a default, which such violation or default, in either such case, would cause a Material Adverse Change.

                  SECTION 3.16 VIOLATIONS OF LAW. The Company and its subsidiaries are in compliance, and have complied at all times during the past three years, and all transactions pursuant to the Transaction Documents shall comply with, all applicable federal, state and local statutes, codes, ordinances, rules and regulations of the United States and all other countries and all subdivisions thereof (the "Laws") to the extent applicable, other than violations which would not cause a Material Adverse Change. Neither the Company nor any of its Subsidiaries has received notice within the past three years of any violations of any Laws, which violations would be material to the Company and its subsidiaries taken as a whole.

                  SECTION 3.17 PROPERTIES. The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of


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the Company. Except as disclosed in Section 3.17 of the Disclosure Letter, the
Company owns or leases all such properties as are necessary to its operations as now conducted.

                  SECTION 3.18 INTELLECTUAL PROPERTY. Except as disclosed in
Section 3.18 of the Disclosure Letter, the Company and its subsidiaries have sufficient trademarks, trade names,patent rights, copyrights, licenses, approvals and governmental authorizations to conduct their businesses substantially as now conducted; and the Company has no knowledge of any infringement by it or its subsidiaries of any trademark, trade name, patent, copyright, licenses, trade secret or other similar rights of others, and there is no claim being made against the Company or its subsidiaries regarding trademark, trade name, patent, copyright, license, trade secret or other infringement, in any such case which could reasonably be expected to cause a Material Adverse Change.

                  SECTION 3.19 TAXES. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns. and have paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been asserted or threatened against the Company or its subsidiaries which could cause a Material Adverse Change.

                  SECTION 3.20 INSURANCE. The Company and its subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business and that of its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                  SECTION 3.21 CERTAIN PAYMENTS. To the knowledge of the Company, neither the Company nor any of its subsidiaries has at any time (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                  SECTION 3.22 DELAWARE GENERAL CORPORATION LAW SECTION 203.
Section 203 of the Delaware General Corporation Law will not apply to this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby.



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                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                  As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Purchasers hereby represents and warrants to the Company as follows:

                  SECTION 4.1 INVESTMENT. Purchaser is acquiring the Purchased Securities for investment for its own account, and not with a view to any distribution thereof in contravention of applicable securities laws. Purchaser understands that the Purchased Securities and the shares of common stock issuable upon exercise of the Warrants have not been registered under the Securities Act by reason of specific exemptions therefrom which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations as expressed herein.

                  Purchaser's financial condition and investments are such that it is in a position to hold the Purchased Securities and the shares of common stock issuable upon exercise of the Warrants for an indefinite period, bear the economic risks of the investment and to withstand the complete loss of the investment. Purchaser has extensive knowledge and experience in financial and business matters and has the capability to evaluate the merits and risks of any Purchased Securities and the shares of common stock issuable upon exercise of the Warrants. Purchaser qualifies as an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

                  SECTION 4.2 RULE 144. Purchaser acknowledges that the Purchased Securities and the shares of common stock issuable upon exercise of the Warrants must be held indefinitely unless subsequently registered under the Securities Act or any applicable state securities laws or unless exemptions from such registrations are available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

                  SECTION 4.3 ORGANIZATION OF PURCHASER. Purchaser is duly organized and validly existing under the laws of the jurisdiction of its organization.

                  SECTION 4.4 AUTHORITY OF PURCHASER. Purchaser has the power and authority (corporate or similar) to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof.

                  The execution, delivery and performance of this Agreement by Purchaser has been duly authorized and approved by Purchaser and does not require any further authorization or




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consent of Purchaser or its beneficial owners. This Agreement is the legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  SECTION 4.5 NON-CONTRAVENTION. The execution, delivery and performance of this Agreement by Purchaser and the consummation of any of the transactions contemplated hereby by Purchaser will not (a) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Purchaser pursuant to any agreement, instrument, franchise, license or permit to which Purchaser is a party or by which any of its properties or assets may be bound or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body applicable to Purchaser or any of its properties or assets, other than such breaches, defaults or violations that are not reasonably expected to impair the ability of Purchaser to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby by Purchaser do not and will not violate or conflict with any provision of the organizational documents of Purchaser, as currently in effect.

                                    ARTICLE V

                  CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

           OBLIGATIONS OF THE PURCHASERS

                  SECTION 5.1 GENERAL CONDITIONS TO OBLIGATIONS OF THE PURCHASERS. The obligation of each of the Purchasers to consummate the transactions contemplated herein is subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date, and to the performance in all material respects by the Company of its obligations hereunder (including the covenants contained in Article VI of this Agreement).

                  SECTION 5.2 REGISTRATION RIGHTS AGREEMENT. The obligation of each of the Purchasers to consummate the transactions contemplated herein is subject to the (i)


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Registration Rights Agreement dated as of July 31, 1996 among the Company, certain of the Purchasers and affiliates thereof (the "Registration Rights Agreement") continuing to be in full force and effect and (ii) the Purchasers' receipt of the Company's agreement, in form and substance satisfactory to the Purchasers, that all shares of common stock issuable upon exercise of the Warrants and the Additional Warrants, and all shares of the Company's Class A Common Stock issued upon conversion of such shares (and all securities issuable in respect thereof upon a split, combination or reclassification of such securities or pursuant to a merger of the Company with another entity), constitute "Registrable Securities" under and for purposes of the Registration Rights Agreement.

                  SECTION 5.3 OFFICERS' CERTIFICATES. The obligation of each of the Purchasers to consummate the transactions contemplated herein is subject to each of the Purchasers at the Closing Date receiving a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Article III hereof are accurate and (ii) as of the Closing Date, the obligations of the Company to be performed hereunder on or prior to the Closing Date have been duly performed in all material respects.

                  SECTION 5.4 OPINION. The obligation of each of the Purchasers to consummate the transactions contemplated herein is subject to the Purchasers' receiving at the Closing Date the opinion of Sidley & Austin, counsel to the Company, to the effect of the matters set forth in Exhibit C attached hereto.

                  SECTION 5.5 CERTIFICATE OF DESIGNATION. The obligation of each of the Purchasers to consummate the transactions contemplated herein is subject to the Certificate of Designation attached hereto as Exhibit A having been duly adopted by the Company and filed with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of that State.

                  SECTION 5.6 MATERIAL ADVERSE CHANGE. The obligation of each of the Purchasers to consummate the transactions contemplated herein is subject to there being since the date of the last balance sheet presented in the 10-Q no fact or condition which would cause, or insofar as reasonably can be foreseen could cause a Material Adverse Change; provided, that a decline in the trading price of the Company's common stock shall not be deemed to be such a Material Adverse Change if such decline is not attributable to a Material Adverse Change in the business, properties, prospects, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole.



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                  SECTION 5.7 NATIONSBANK CONSENT. The obligation of each of the
Purchasers to consummate the transactions contemplated herein is subject to the execution and delivery by the Company and the required lenders of a waiver and amendment to the Credit Agreement reflecting the terms set forth in the term sheet with respect thereto previously delivered to the Purchasers.


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         OBLIGATIONS OF THE COMPANY

                  SECTION 5.8 GENERAL CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to issue the Purchased Securities to each of the Purchasers shall be subject to the accuracy of the representations and warranties of each of the Purchasers herein contained except to the extent any inaccuracies do not materially impair the ability of the Purchasers to consummate the transaction contemplated by the Agreement, as of the date hereof and as of the Closing Date, and to the performance in all material respects by each of the Purchasers of its obligations hereunder.

         OBLIGATIONS OF EACH OF THE COMPANY AND THE PURCHASERS

                  SECTION 5.9 NO INJUNCTION. The obligations of each of the Company and the Purchasers to consummate the transactions contemplated herein are subject to the condition that no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction prohibiting or preventing consummation of the transactions contemplated herein shall be in effect.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

                  As an inducement to the Purchasers to enter into this Agreement and to consummate the transactions contemplated hereby, the Company hereby covenants with each of the Purchasers as follows:

                  SECTION 6.1 REPORTING. The Company shall, so long as the Preferred Shares, the Additional Preferred Shares or the shares of common stock issuable upon exercise of the Warrants and the Additional Warrants are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, file reports and other information with the Commission under Section 13 or 15 (d) of the Exchange Act.

                  SECTION 6.2 PAYMENT OF EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay (i) all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (a) the issuance, transfer and delivery of the Preferred Shares, the Additional Preferred Shares, the Warrants, the Additional Warrants, and all shares of common stock issuable upon exercise of the Warrants and the Additional Warrants, including any transfer or similar taxes payable therein,
(b) the qualification of the Preferred Shares, the Additional Preferred

Shares and the shares of common stock issuable upon exercise of the Warrants and the Additional Warrants under state or foreign securities or Blue Sky laws, (c) the cost of printing certificates for the Preferred Shares, the Additional Preferred Shares and the shares of common stock issuable upon exercise of the Warrants and the Additional Warrants and (d) the cost and charges of any transfer agent, registrar, trustee or fiscal paying agent; and (ii) all documented out-of-pocket costs and expenses, including attorneys', accountants' and consultants' fees, incurred by each of the Purchasers in connection with the negotiation and of this Agreement and consummation of the transactions contemplated hereby.

                  SECTION 6.3 INSPECTION. Prior to and following the Closing, the Company will permit each of the Purchasers and their representatives to visit and inspect any of the Company's properties, to examine its books and records and to make copies and to take extracts therefrom, and to discuss its business affairs and finances with its officers and key employees, all at such reasonable times as the Purchasers may request.

                  SECTION 6.4 AVAILABILITY OF COMMON STOCK. The Company hereby covenants and agrees to use its best efforts to take all action necessary, desirable or appropriate to have, reserve and keep available at all times out of the Company's authorized but unissued shares of capital stock the full number of shares of Class B Non-voting Common Stock issuable upon exercise of the Warrants and the Additional Warrants, and the full number of shares of Class A Common Stock into which such shares are convertible pursuant to the Company's certificate of incorporation, for issuance for the purpose of effecting the exercise of the Warrants and the Additional Warrants and such conversions.

                  Without limiting the generality of the foregoing, the Company shall, in compliance with the provisions of the General Corporation Law of the State of Delaware, the Exchange Act and the rules of the NASD and the NASDAQ Stock Market (and any other market upon which the common stock may be listed) applicable thereto:

                  (a) submit any necessary increase in the Company's authorized common stock capitalization for approval by the Company's stockholders at the earliest to occur of (i) the next special or annual meeting, or consent solicitation, of the Company's stockholders, (ii) a meeting of the Company's stockholders that the Purchasers, in connection with any pending Change of Control (as defined in the Credit Agreement) of the Company, requested that the Company call and convene, and (iii) August 31, 1999;

                  (b) the Company shall duly call, give notice of and convene
         (x) any stockholders' meeting requested by the Purchasers described in clause (a)(ii) above within 25 days of receipt of such request and (y) its next annual meeting of stockholders prior to the date set forth in clause (a)(iii) above;

                  (c) timely prepare and distribute an appropriate proxy statement and form of proxy for the purpose of obtaining such stockholder approvals;

                  (d) recommend that all stockholders vote in favor of such increase in the Company's authorized capitalization; and

                  (e) take all other actions as may be necessary or appropriate from time to time to effectuate the intent of this Section 6.4.

                  SECTION 6.5 NO GENERAL SOLICITATION. None of the Company, its affiliates (as defined in Rule 501(b) of the Securities Act) or any person acting on their behalf will solicit any offer to buy or offer or sell the Purchased Securities, Additional Preferred Shares or any shares of common stock issuable upon exercise of the Warrants or the Additional Warrants by means of any form or general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act that would require the registration of such securities under the Securities Act.

                  SECTION 6.6 EXCHANGE OF STOCK CERTIFICATES. Upon surrender of any certificate representing the Purchased Securities, the Additional Preferred Shares, the Additional Warrants, or the common stock issuable upon exercise of such Warrants for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of securities represented by the certificate so surrendered and registered as such holder may request.

                  SECTION 6.7 LOST CERTIFICATES. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any of the Purchased Securities, the Additional Preferred Shares, the Additional Warrants, or the common stock issuable upon exercise of the Warrants and Additional Warrants, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of shares evidenced by such certificate which remain outstanding. A Purchaser's agreement of indemnity shall constitute indemnity satisfactory to the Company for the purposes of this Section 6.7.

                                   ARTICLE VII

                  RESTRICTIONS ON TRANSFERABILITY OF SECURITIES

                  SECTION 7.1 RESTRICTIVE LEGEND. Each certificate representing
(a) the Preferred Shares, (b) the Warrants, (c) the Additional Preferred Shares,
(d) the Additional Warrants, (e) the shares of the common stock issuable upon exercise of the Warrants and Additional Warrants, and (f) any other securities issued in respect of such shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR EXEMPTIONS THEREFROM UNDER SAID ACT AND LAWS.

The Company will promptly, upon request, remove any such legend when no longer required by the terms of this Agreement or by applicable law.

                                  ARTICLE VIII

                                INDEMNIFICATION

                  SECTION 8.1 INDEMNIFICATION. The Company hereby agrees to indemnify, defend and hold harmless each Purchaser and its partners, stockholders, directors, officers and affiliates from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses (collectively, "Claims"), including without limitation, interest, penalties and attorneys' fees and expenses, asserted against, resulting to, or imposed upon or incurred by such Purchaser directly or indirectly, in connection with the transactions contemplated hereby.

                  SECTION 8.2 TERMS OF INDEMNIFICATION. The obligations and liabilities of the Company with respect to Claims by third parties will be subject to the following terms and conditions:

                  a. a Purchaser will give the Company prompt notice of any Claims asserted against, resulting to, imposed upon or incurred by a Purchaser, directly or indirectly, and the Company will undertake the defense thereof by representatives of their own choosing which are reasonably satisfactory to such Purchaser; provided that the failure of any Purchaser to give notice as provided in this Section 8.2 shall not relieve the Company of its obligations under this Article VIII, except to the extent that such failure has materially and adversely affected the rights of the Company;

                  b. if within a reasonable time after notice of any Claim, the Company fails to defend, such Purchaser will have the right to undertake the defense, compromise or settlement of such Claims on behalf of and for the account and at the risk of the Company, subject to the right of the Company to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof;

                  c. the Company on one hand and the Purchasers on the other will not, without the prior written consent of the other, settle or compromise any Claim or consent to entry of any judgment relating to any such Claim;

                  d. with respect to any Claims asserted against a Purchaser, such Purchaser will have the right to employ one counsel of its choice in each applicable jurisdiction (if more than one jurisdiction is involved) to represent such Purchaser if, in such Purchaser's reasonable judgment, a conflict of interest between such Purchaser and the indemnifying party exists in respect of such Claims, and in that event the reasonable fees and expenses of such separate counsel shall be paid by such indemnifying party; and

                  e. the Company will provide each Purchaser reasonable access to all records and documents of the Company relating to any Claim.

                                   ARTICLE IX

                       ADDITIONAL AGREEMENT OF THE PARTIES

         (a) The Purchasers acknowledge that the Class B Non-voting Common Stock issuable upon exercise of the Warrants and the Additional Warrants has no voting rights, but in other respects is entitled to the same rights as the Class A Common Stock of the Company, and pursuant to the Fourth Article of the Certificate of Incorporation of the Company, a holder of Class B Non-voting Common Stock is entitled to convert at the holder's election and at any time any or all of such holder's Class B Non-voting Common Stock into shares of Class A Common Stock at the rate of one share of Class B Non-voting Common Stock for one share of Class A Common Stock.

         (b) Notwithstanding the provisions of the Certificate of Incorporation of the Company establishing conversion rights with respect to the Class B Non-voting Common Stock, the Company and the Purchasers each severally agree as follows: (i) the Purchasers will not exercise, and hereby waive irrevocably, any right to elect to convert shares of Class B Non-voting Common Stock issuable upon exercise of the Warrants and the Additional Warrants to shares of Class A Common Stock if, as a result of such conversion, Centre Partners Management LLC, Centre Partners II, L.P. and the Purchasers (individually, a "Centre Entity" and collectively, the "Centre Entities") would hold, collectively, of record or beneficially with power to vote, more than 50% of the shares of Class A Common Stock outstanding immediately following such conversion, unless concurrently with such conversion the shares of Class A Common Stock are transferred to an unaffiliated person or entity; (ii) the Company shall be entitled to refuse to honor and carry out an election to convert shares of Class B Non-voting Common Stock in violation of clause (i) above; and (iii) the limitations on the conversion of the Class B Non-voting Common Stock issuable upon exercise of the Warrants and the Additional Warrants shall apply only so long as the shares of Class B Non-voting Common Stock are owned by any of the Centre Entities and do not apply to a conversion exercised in connection with a sale or transfer of shares of Class B Non-voting Common Stock by a Centre Entity to a person or entity that is not an affiliate of the Centre Entities.



                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF.

                  SECTION 10.2 SURVIVAL. All representations and warranties, covenants and agreements of the Company and any Purchaser contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Purchaser or any representative or controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof; and such representations and warranties shall survive for a period of one year from the Closing Date and such covenants and agreements shall survive indefinitely.

                  SECTION 10.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. No assignment of this Agreement may be made by the Company at any time, whether or not by operation of law, without the Purchasers' prior written consent. Each Purchaser may assign any of its rights hereunder to an affiliate of such Purchaser without the Company's consent provided that such affiliate expressly assumes in writing all of the Purchaser's obligations hereunder, and provided that such assignment shall not relieve the assigning Purchaser of its obligations hereunder. From and after the Closing Date, all rights of the Purchasers hereunder shall inure to subsequent holders of the Purchased Securities, the Additional Preferred Shares, the Additional Warrants, and the shares of common stock issuable upon the exercise of the Warrants and the Additional Warrants.

                  SECTION 10.4 ENTIRE AGREEMENT: AMENDMENT. This Agreement, the Transaction Documents and the Registration Rights Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

                  SECTION 10.5 NOTICES, ETC. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier or courier guaranteeing overnight delivery, addressed (a) if to the Purchasers to Centre Partners Management LLC, 30 Rockefeller Plaza, Suite 5050, New York, New York 10020, Attention: Mr. Scott Perekslis, Facsimile No.: (212) 332-5801 or at such other addresses as shall have been furnished to the Company, with a copy (which shall not constitute notice) to: Weil, Gotshal & Manges LLP; 767 Fifth Avenue, New York, New York 10153, Attn: Norman D. Chirite, Esq., Facsimile No.: (212) 310-8007 and (b) if to the Company, at 7340 McGinnis Ferry Road, Suwanee, Georgia 30174, Attention:
Chief Financial Officer, or at such other address as the Company shall have furnished to the Purchasers in writing, with a copy to: Sidley & Austin, 875 Third Avenue, New York, New York 10022, Attn: James G. Archer, Esq., Facsimile
No.: (212) 906-2021. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to a courier guaranteeing overnight delivery.

                  SECTION 10.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to the Company or any of the Purchasers upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of the Company or any of the Purchasers nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein. or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or any of the Purchasers of any breach or default under this Agreement, or any waiver on the part of any such party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Company or any of the Purchasers, shall be cumulative and not alternative.

                  SECTION 10.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by only one of the parties hereto, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument.

                  SECTION 10.8 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provisions; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

                  SECTION 10.9 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  SECTION 10.10 NO PUBLIC ANNOUNCEMENT. Neither the Company nor any of the Purchasers shall make any press release or other public announcement concerning the transactions contemplated by this Agreement except as and to the extent that any such party shall be obligated to make any such disclosure by law or by the rules of NASDAQ and then only after consultation with the other regarding the basis of such obligation and the content of such press release or other public announcement or as the parties shall mutually agree.

                  SECTION 10.11 DISTRIBUTIONS AND ADJUSTMENTS. If from June 30, 1998 through the Closing Date the Company shall have taken any action which would entitle the holders of Preferred Stock to a distribution or adjustment in accordance with the Certificate of Designation if the Preferred Stock were then outstanding, then the consideration to be received by the Purchasers hereunder shall be appropriately adjusted.

                  SECTION 10.12 SPECIFIC ENFORCEMENT. Purchasers, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the covenants contained in this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages are an inadequate remedy for breach thereof because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that such covenants are not performed in accordance with their terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the covenants referred to in the immediately preceding sentence and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other rights and remedies to which they may be entitled at law or equity.

                  SECTION 10.13 TIME OF THE ESSENCE. Time is of the essence for purposes of the Company's covenants and agreements contained herein.

                            [signature page follows]

                  IN WITNESS WHEREOF, each of the undersigned has caused the foregoing Agreement to be executed by one of its duly authorized officers as of the date first above written.


                                  FIREARMS TRAINING SYSTEMS, INC.



                                  By  /s/ Emory O. Berry
                                      -----------------------------------------
                                      Name: Emory O. Berry
                                      Title: CFO, Treasurer and Secretary


                                  CENTRE CAPITAL INVESTORS II, L.P.
                                  CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P.
                                  CENTRE CAPITAL OFFSHORE INVESTORS II, L.P.


                                  By: Centre Partners II, L.P.,
                                      as General Partner

                                  By: Centre Partners Management LLC,
                                      as Attorney-in-fact


                                  By: /s/ Jonathan Kagan
                                      -----------------------------------------
                                          Managing Director


                                  CENTRE PARTNERS COINVESTMENT, L.P.

                                  By: Centre Partners II LLC,
                                      as General Partner


                                  By: Jonathan Kagan
                                      Managing Director